As filed with the Securities and Exchange Commission on June 4, 1998          Registration No. 333-52949

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1 TO
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                            HARRAH'S ENTERTAINMENT, INC.
                (Exact name of Registrant as specified in its charter)

           DELAWARE                    7993                 62-1411755
        (State or other         (Primary Standard        (I.R.S. Employer
        jurisdiction of     Industrial Classification   Identification No.)
       incorporation or            Code Number)
         organization)

                                  1023 Cherry Road
                              MEMPHIS, TENNESSEE 38117
                                   (901) 762-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          HARRAH'S OPERATING COMPANY, INC.
        (Exact name of Registrant as specified in governing instruments)

           DELAWARE                    7993                 75-1941623
        (State or other         (Primary Standard        (I.R.S. Employer
        jurisdiction of     Industrial Classification   Identification No.)
       incorporation or            Code Number)
         organization)

                                  1023 Cherry Road
                              MEMPHIS, TENNESSEE 38117
                                   (901) 762-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             E. O. Robinson, Jr., Esq.
                                  General Counsel
                            Harrah's Entertainment, Inc.
                                  1023 Cherry Road
                              Memphis, Tennessee 38117
                                   (901) 762-8600

                                      Copy To:
                           Edward Sonnenschein, Jr., Esq.
                               David M. Hernand, Esq.
                                  Latham & Watkins
                         633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071-2007
                                   (213) 485-1234

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

                                   -----------------

   If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


                                                                                           Proposed Maximum
                           Title of Each Class of Securities                                   Aggregate         Amount of
                                    to be Registered                                      Offering Price (1)  Registration Fee(2)
--------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.10 per share, of Harrah's Entertainment, Inc. ("HET") (3)....
 Debt Securities of HET..................................................................
 Preferred Stock, par value $100.00 per share, of HET (4)................................
 Depositary Shares of HET................................................................
 Debt Securities of Harrah's Operating Company, Inc. ("HOC").............................
 Preferred Stock, par value $0.10 per share, of HOC (4)..................................
 Depositary Shares of HOC................................................................
 Guarantees by HET of the Debt Securities of HOC (5).....................................
 Guarantees by HET of the Preferred Stock of HOC (5).....................................
                  Total (6)..............................................................    $750,000,000         $221,250 (7)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


  (1) The aggregate maximum public offering price of all securities issued pursuant to this Registration Statement will not exceed $750,000,000, which amount includes (i) the principal amount of any Debt Securities issued at their principal amount and the issue price rather than the principal amount of any Debt Securities issued at a discount, (ii) the initial offering price for shares of Common Stock of HET and (iii) the initial offering price for shares of Preferred Stock.
  (2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
  (3) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices, together with Special Stock Purchase Rights which are initially carried and traded with such shares of Common Stock (and whose value is reflected on the value of the Common Stock).
  (4) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.
  (5) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.
  (6) This Registration Statement also covers an indeterminate amount of securities as may be issued upon conversion of, or in exchange for, the securities registered hereunder.
  (7) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
                                ___________________

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Set forth below is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable and reimbursable by the Company in connection with the issuance and distribution of the offered Securities.

SEC registration fee . . . . . . . . . . . . . . . . .      $  221,250
Accountants' fees and expenses . . . . . . . . . . . .         100,000
Legal fees and expenses  . . . . . . . . . . . . . . .         300,000
Rating agency fees . . . . . . . . . . . . . . . . . .         200,000
Printing and engraving expenses. . . . . . . . . . . .         100,000
Trustee's and registrar's fees and expenses. . . . . .          25,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . .          53,750

Total. . . . . . . . . . . . . . . . . . . . . . . . .      $1,000,000



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The General Corporation Law of Delaware also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

   Article Tenth of the HET Certificate provides for indemnification of the officers and directors of HET to the full extent permitted by the Delaware General Corporation Law.

   Article VI of the HET Bylaws provides, in effect, for the indemnification by HET of each director and officer of HET to the fullest extent permitted by applicable law.

   HET has entered into Indemnification Agreements with its directors, executive officers and certain other officers. Generally, the Indemnification Agreements provide that HET will indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect to such expenses, judgments, fines, penalties or amounts paid in settlement) of any Claim by reason of (or arising in part out of) an Indemnifiable Event. "Claim" is defined as any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether conducted by HET or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other. "Indemnifiable Event" is defined as any event or occurrence related to the fact that indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of HET, or is or was serving at the request of HET or a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by indemnitee in any such capacity. Notwithstanding the foregoing, (i) the obligations of HET shall be subject to the condition that the reviewing party (as defined) shall not have determined (in a written opinion, in any case in which special, independent counsel is involved) that indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of HET to make an expense advance shall be subject to the condition that, if, when and to the extent that the reviewing party determines that indemnitee would not be permitted to be so indemnified under applicable law, HET shall be entitled to be reimbursed by indemnitee (who has agreed to reimburse HET, for any amounts theretofore paid; provided, that if indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that indemnitee should be indemnified under applicable law, any determination made by the reviewing party that indemnitee would not be permitted to be indemnified under applicable law shall not be binding and indemnitee shall not be required to reimburse HET for any expense advance until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed).

   Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the HET Certificate eliminates the liability of a director of HET to HET or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS

     1.1    Form of Underwriting Agreement*

     4.1    Certificate of Incorporation of The Promus Companies Incorporated;
            Certificate of Amendment of Certificate of Incorporation of The
            Promus Companies Incorporated dated April 29, 1994; Certificate of
            Amendment of Certificate of Incorporation of The Promus Companies
            Incorporated dated May 26, 1995; and Certificate of Amendment of
            Certificate of Incorporation of The Promus Companies Incorporated dated June 30, 1995, changing its name to Harrah's Entertainment, Inc. (1)

     4.2    Bylaws of Harrah's Entertainment, Inc., as amended December 12,
            1997. (2)

     4.3    Rights Agreement dated as of October 5, 1996, between Harrah's
            Entertainment, Inc. and The Bank of New York, which includes the form of Certificate of Designations of Series A Special Stock of
            Harrah's Entertainment, Inc. as Exhibit A, the form of Right
            Certificate as Exhibit B and the Summary of Rights to Purchase
            Special Shares as Exhibit C. (3)

     4.4 First Amendment, dated as of February 21, 1997, to Rights Agreement between Harrah's Entertainment, Inc. and The Bank of New York. (4)

     4.5 Second Amendment, dated as of April 25, 1997, to Rights Agreement, dated as of October 25, 1996, between Harrah's Entertainment, Inc.
            and The Bank of New York. (5)

     4.6    Letter to Stockholders dated July 23, 1997 regarding Summary of
            Rights to Purchase Special Shares As Amended Through April 25,
            1997. (5)

     4.7    Certificate of Elimination of Series B Special Stock of Harrah's
            Entertainment, Inc., dated February 21, 1997. (4)

     4.8    Certificate of Designations of Series A Special Stock of Harrah's
            Entertainment, Inc., dated February 21, 1997. (4)

     4.9    Certificate of Incorporation of Harrah's Operating Company, Inc.
            (6)

     4.10   Bylaws of Harrah's Operating Company, Inc. (6)

     4.11   Certificate of Designation for HET Preferred Stock.*

     4.12   Certificate of Designation for HOC Preferred Stock.*


     4.13   Form of HET Indenture.(7)

     4.14   Form of HOC Indenture.(7)

     5.1 Opinion of Latham & Watkins as to the legality of the securities being registered.(7)

     12.1   Statement regarding Computation of Ratios.(7)

     23.1   Consent of Latham & Watkins (included in Exhibit 5.1).

     23.2   Consent of Arthur Andersen LLP.(7)

     24     Power of Attorney (contained on Page 23).


* To be filed by amendment or incorporated by reference in connection with the offering of the Securities.



FOOTNOTES

(1) Incorporated by reference from HET's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed March 6, 1996, File No. 1-10410.

(2) Incorporated by reference from HET's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed March 10, 1998, File No. 1-10410.

(3) Incorporated by reference from HET's Current Report on Form 8-K filed August 9, 1996, File No. 1-10410.

(4) Incorporated by reference from HET's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March 11, 1997, File No. 1-10410.

(5) Incorporated by reference from HET's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed May 13, 1997, File No. 1-10410.

(6) Incorporated by reference from Amendment No. 1 to Form S-3 Registration Statement of HOC, File No. 33-62783, filed October 11, 1995.

(7) Incorporated by reference from Form S-3 Registration Statement of HET and HOC, File No. 333-52949, filed May 18, 1998.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         HARRAH'S ENTERTAINMENT SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Harrah's Entertainment, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Memphis, Tennessee on June 4, 1998.

                                HARRAH'S ENTERTAINMENT, INC.

Dated: June 4, 1998             By  /s/  E.O. ROBINSON, JR.
                                    -------------------------------------
                                E.O. Robinson, Jr.
                                Senior Vice President and General Counsel

                            HARRAH'S OPERATING SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Harrah's Operating Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Memphis, Tennessee on June 4, 1998.

                           HARRAH'S OPERATING COMPANY, INC.

Dated: June 4, 1998       By  /s/ E.O. ROBINSON, JR.
                              -----------------------------------------
                              E.O. Robinson, Jr.
                              Senior Vice president and General Counsel